                                                                    EXHIBIT 3.27

                                        B



                               COMPANIES ACT 1985


                        ---------------------------------
                        PRIVATE COMPANY LIMITED BY SHARES
                        ---------------------------------

                            MEMORANDUM OF ASSOCIATION
                (Adopted by special resolution passed on 5/1/05)

                                      -of-

                                  NOVELIS UK LTD

               (formerly known as Alcan Packaging Bridgnorth Ltd)




1        The Company's name is NOVELIS UK LTD.

2        The Company's registered office is to be situated in England and Wales.

3        The Company's objects are;

3.1 To carry on all or any of the trade or business of manufacturers, smelters, rollers, importers and exporters of and dealers in aluminium and other metals and metallic combinations of all descriptions.

3.2 To buy, sell, manufacture, import, export, manipulate, prepare for market, turn to account, and deal in, both wholesale and retail, aluminium and other minerals, metals and metallic substances of all kinds, plastics, aluminium foil, foil-coated, wax-coated and other paper, cardboard or millboard, implements, tools, hardware, machinery, utensils, articles and things, wholly or partly manufactured from aluminium or other metals or metallic substances, or used in conjunction therewith, or with articles or things made there from.

3.3 To carry on any business relating to the winning and working of aluminium and other minerals or metallic ores or substances of all descriptions, the production and working of metals and the production, manufacture and preparation of paper, cardboard, millboard, boxes, receptacles, containers and any other articles, materials and things which may be usefully or conveniently combined with the business of the Company, or any contracts undertaken by the Company, and either for the purpose only of such contracts or as an independent business, and to carry on any other trade or business whatsoever which can, in the opinion of the Board of Directors, be advantageously carried on by the Company in connection with or as ancillary to any of the above businesses or the general business of the Company.

3.4 To carry on the business of general merchants, importers, exporters, manufacturers, brokers and dealers both wholesale and retail in all manner of goods.

3.5      To provide or procure the provision of services of any kind.

3.6 To act as agents and brokers for the sale or purchase of goods and the provision of services and travel.

3.7 To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with any business of the Company or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or assets.

3.8 To acquire and take over the whole or any part of the business, property and liabilities of any company or person carrying on any business which the Company is authorised to carry on, or possessed of any property or assets suitable for the purposes of the Company.

3.9 To purchase, take on lease or in exchange, hire or otherwise acquire any real or personal property, patents, licences, rights or privileges which the Company may think necessary or convenient for the purposes of its business, and to construct, maintain and alter any buildings or works necessary or convenient for the purposes of the Company.

3.10 To pay for any property or assets acquired by the Company either in cash or fully or partly paid shares or by the issue of securities or obligations or partly in one mode and partly in another and generally on such terms as may be determined.

3.11. To borrow or raise or secure the payment of money in such manner and upon such terms as the Company may think fit, and for any of such purposes to mortgage or charge the undertaking and all or any part of the property and rights of the Company, both present and future including uncalled capital, and to create and issue redeemable debentures or debenture stock, bonds or other obligations.

3.12 To give indemnities and/or stand surety for or guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by both such methods; and, in particular, but without prejudice to the generality of the foregoing, to guarantee, support or secure whether by personal covenant or by any such mortgage, charge or lien as aforesaid or by both such methods the performance of all or any of the obligations (including the repayment or payment of the principal and premium and interest on any securities) of any company which is for the time being the Company's holding company (as defined by Companies Act 1985 section 736) or another subsidiary (as defined by that section) of any such holding company or a subsidiary (as defined by that section) of the Company.

3.13 To lend and advance money or give credit on any terms and with or without security to any person, firm or company (including, without prejudice to the generality of the foregoing, any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company).

3.14 To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

3.15 To issue and deposit any securities which the Company has power to issue by way of mortgage to secure any sum less than the nominal amount of such securities, and also by way of security for the performance of any contracts or obligations of the Company or of its customers or of any other person or company having dealings with the Company, or in whose business or undertaking the Company is interested.

3.16 To establish and maintain, or procure the establishment and maintenance of, any non-contributory or contributory pension or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company or is allied to or associated with the Company, or any such subsidiary or of any company which is a predecessor in business of the Company or of any such other company as aforesaid, or any persons who are or were at any time directors or officers of the Company, or of any such other company as aforesaid, and the spouses, widows, widowers, families and dependants of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or advance the interests and well being of the Company or of any such other company as aforesaid, or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid, and to subscribe or guarantee money for any charitable or benevolent object or for any exhibition or for any public, general or useful object, and to do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid.

3.17 To enter into any partnership or arrangement in the nature of a partnership, co-operation or union of interests, with any person or company engaged or interested or about to become engaged or interested in the carrying on or conduct of any business which the Company is authorised to carry on or conduct or from which the Company would, or might derive any benefit, whether direct or indirect.

3.18 To establish or promote, or join in the establishment or promotion of, any other company whose objects shall include the taking over of any of the assets and liabilities of the Company, or the promotion of which shall be calculated to advance its interests, and to acquire and hold any shares, securities or obligations of any such company.

3.19     To amalgamate with any other company.

3.20 To sell or dispose of the undertaking, property and assets of the Company or any part thereof, in such manner and for such consideration as the Company may think fit, and in particular for shares (fully or partly paid up), debentures, debenture stock, securities or obligations of any other company, whether promoted by the Company for the purpose or not, and to improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with all or any part of the property and assets of the Company.

3.21 To distribute any of the Company's property or assets among the members in specie.

3.22 To cause the Company to be registered or recognised in any foreign country.

3.23 Subject to and in accordance with the provisions of sections 155 to 158 (inclusive) of the Companies Act 1985 (if and so far as such provisions shall be applicable) to give, whether directly or indirectly, any kind of financial assistance as defined in section 152(l)(a) of such Act, for any purpose as is specified in section 151(1) and/or section 151(2) of such Act.

3.24 To do all or any of the above things in any part of the world, and either as principal, agent, trustee or otherwise, and either alone or in conjunction with others, and by or through agents, subcontractors, trustees or otherwise.

3.25 To do all such other things as are incidental or the Company may think conducive to the attainment of the above objects or any of them.

         And it is hereby declared that the word "company" in this Clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in the United Kingdom or elsewhere, and that the intention is that each of the objects specified in each paragraph of this Clause shall, except where otherwise expressed in such paragraph, be an independent main object and not be limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

4        The liability of the members is limited.

5 The Company's share capital at the date of the adoption of this Memorandum is L17,000,000.00 divided into 17,000,000 ordinary shares of L1.00 each.